AGREEMENT AND PLAN OF MERGER
                        DATED AS OF
                       APRIL 22, 1997
                           AMONG
                 GOLDEN POULTRY COMPANY, INC.,
                       GOLD KIST INC.,
                   AGRI INTERNATIONAL, INC.
                            AND
                GOLDEN POULTRY ACQUISITION CORP.


                      TABLE OF CONTENTS

                          ARTICLE I
                         THE MERGER

          SECTION   1.1  Company Action                2
                    1.2  The Merger                    2
                    1.3  Conversion of Shares          2
                    1.4  Surrender and Payment         3
                    1.5  Dissenting Shares             4
                    1.6  Stock Options                 4

                         ARTICLE II
                 THE SURVIVING CORPORATION

          SECTION   2.1  Articles of Incorporation     4
                    2.2  Bylaws                        4
                    2.3  Directors and Officers        4

                         ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          SECTION   3.1  Corporate Existence and Power 5
                    3.2  Corporate Authorization       5
                    3.3  Governmental Authorization    5
                    3.4  Non-Contravention             5
                    3.5  Capitalization                6
                    3.6  Company Subsidiaries          6
                    3.7  SEC Filings                   6
                    3.8  Financial Statements          6
                    3.9  Disclosure Documents          7
                    3.10 Finders' and Bankers' Fees    7

                          ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF BUYER

          SECTION   4.1  Corporate Existence and Power 7
                    4.2  Corporate Authorization       8
                    4.3  Governmental Authorization    8
                    4.4  Non-Contravention             8
                    4.5  Disclosure Documents          8
                    4.6  Finders' and Bankers' Fees    8

                            ARTICLE V
                     COVENANTS OF THE COMPANY

          SECTION   5.1  Conduct of the Company        9
                    5.2  Shareholder Meeting;
                         Proxy Material                10
                    5.3  Access to Information         10
                    5.4  Other Potential Bidders       10
                    5.5  Notices of Certain Events     11

                            ARTICLE VI
                        COVENANTS OF BUYER

          SECTION   6.1  Voting of Shares              11
                    6.2  Director and Officer Liability 11
                    6.3  Notices of Certain Events     12
                    6.4  Split Dollar Life Insurance   12

                            ARTICLE VII
                 COVENANTS OF BUYER AND THE COMPANY

          SECTION   7.1  Best Efforts                  12
                    7.2  Certain Filings               12
                    7.3  Public Announcements          13
                    7.4  Further Assurances            13

                            ARTICLE VIII
                       CONDITIONS TO THE MERGER

          SECTION   8.1  Conditions to the Obligations
                         of Each Party                 13
                    8.2  Additional Conditions to the
                         Obligations of Buyer and
                         Merger Subsidiary             14
                    8.3  Additional Conditions to the
                         Obligations of the Company    15

                             ARTICLE IX
                             TERMINATION

          SECTION   9.1  Termination                   15
                    9.2  Effect of Termination         16

                             ARTICLE X
                             MISCELLANEOUS

          SECTION   10.1 Definitions                   16
                    10.2 Notices                       18
                    10.3 No Survival of
                         Representations and
                         Warranties                    19
                    10.4 Amendments; No Waivers        19
                    10.5 Fees and Expenses             20
                    10.6 Successors and Assigns        20
                    10.7 Governing Law                 20
                    10.8 Severability                  20
                    10.9 Captions                      20
                    10.10 Interpretations              20
                    10.11 Counterparts; Effectiveness  21



                   AGREEMENT AND PLAN OF MERGER


           THIS AGREEMENT AND PLAN OF MERGER is made as of April 22, 1997, by and among GOLDEN POULTRY COMPANY, INC., a Georgia corporation (the "Company"), GOLD KIST INC., a Georgia cooperative ("Gold Kist"), AGRI INTERNATIONAL, INC., a Georgia corporation and a wholly owned subsidiary of Gold Kist ("Agri") (Gold Kist and Agri are sometimes referred to collectively as "Buyer"), and GOLDEN POULTRY ACQUISITION CORP., a Georgia corporation and a wholly owned subsidiary of Agri ("Merger Subsidiary").

               WHEREAS:

               A.   The authorized capital stock of the
          Company consists of (i) 20,000,000 shares of common stock, no par value (the "Company Common
          Stock"), of which 14,628,435 shares were issued and outstanding as of close of business on April
          19, 1997, and (ii) 1,000,000 shares of Preferred
          Stock, $1 par value (the "Preferred Stock"), none of which shares are issued and outstanding as of the date hereof.

               B.   Agri currently owns, and immediately
          prior to the Effective Time will own, 10,901,802
          shares of Company Common Stock representing 75% of the total issued and outstanding Company
          Common Stock.

             C.   A special negotiating committee of the
          Board of Directors of the Company appointed on January 23, 1997 and comprised entirely of directors who are neither members of management of the Company nor affiliated with Buyer or any Affiliate of Buyer (other than the Company) (the "Special Committee") has unanimously determined that the Merger is fair to and in the best interests of the shareholders of the Company other than Buyer (the "Public Shareholders") and has unanimously approved this Agreement and unanimously recommends its approval and adoption by the Board of Directors and by the shareholders of the Company.

             D.   The Board of Directors of the Company,
          based in part on the recommendation of the Special Committee, determined that the Merger is fair and in the best interests of the Public Shareholders and has resolved to approve and adopt this Agreement and the transactions contemplated hereby and, subject to the terms and conditions set forth herein, to recommend the approval and adoption of this Agreement and the Merger by the shareholders of the Company.

           E. The Board of Directors of the Company, and Gold Kist, Agri and Merger Subsidiary, subject to the approvals of their respective Boards of Directors, each have approved the merger of Merger Subsidiary with and into the Company (the "Merger") in accordance with the Georgia
          Business Corporation Code (the "GBCC") with respect to the Company, Agri and Merger
          Subsidiary, and the Georgia Cooperative
          Marketing Act (the "GCMA") with respect to Gold
          Kist, and the terms and conditions provided below, pursuant to which each Share (other than Shares held by the Company as treasury stock, Shares owned by Buyer immediately prior to the Effective Time and Shares as to which appraisal rights have been perfected) shall be converted into the right to receive the Merger
          Consideration.

               F.   Certain capitalized terms used herein
          are defined in Section 10.1.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                          ARTICLE I
                          THE MERGER

               SECTION 1.1  Company Action.  The Company
          represents that its Board of Directors, at a meeting duly called and held and acting, in part, on the unanimous recommendation of the Special Committee, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the
          Merger, are fair to and in the best interests of the Public Shareholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the
          Merger, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by the Company's shareholders, provided, that such recommendation may be withdrawn, modified or amended by the Board of Directors of the Company if the Board deems such withdrawal, modification or amendment necessary in light of its fiduciary obligations to the Company's shareholders after consultation with counsel.

               SECTION 1.2  The Merger.  (a)  At the
          Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the GBCC, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the Surviving Corporation.

           (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Georgia and make all other filings or recordings required by the GBCC in connection with the Merger. The Merger shall become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Georgia or at such later time as is specified in such certificate of merger (the "Effective Time").

               (c)  From and after the Effective Time, the
          Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the GBCC.

             SECTION 1.3  Conversion of Shares.  At the
          Effective Time:

               (a)  each share of Company Common Stock (a
          "Share") outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.3(b) or as provided in
          Section 1.5 with respect to Shares as to which appraisal rights have been perfected, be converted into the right to receive $14.25 in cash, without interest (the "Merger
          Consideration");

               (b)  each Share held by the Company as
          treasury stock, and each Share held by Agri, immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

               (c)  each share of common stock of Merger
          Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               SECTION 1.4  Surrender and Payment.  (a) At
          or prior to the Effective Time, the Company shall appoint SunTrust Bank, Atlanta as agent
          (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. At the Effective
          Time, Agri shall, and Gold Kist shall cause Agri to, make available to the Exchange Agent the Merger Consideration to be paid in respect of all outstanding Shares entitled thereto as to which appraisal rights have not been exercised.
          At or prior to the Effective Time, the Company or Surviving Corporation will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

              (b)  Each holder of Shares that have been
          converted into a right to receive the Merger
          Consideration, upon surrender to the Exchange
          Agent of a certificate or certificates
          representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective
          Time, represent for all purposes, only the right to receive such Merger Consideration.

           (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (d)  After the Effective Time, there shall
          be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger
          Consideration provided for, and in accordance with the procedures set forth, in this Article
          I.

               (e)  Any portion of the Merger
          Consideration made available to the Exchange
          Agent pursuant to Section 1.4(a) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned within one week after the end of such one year period, without further action or request, to the Buyer, and any such holder who has not exchanged his Shares for the Merger
          Consideration in accordance with this Section prior to that time shall thereafter look only to the Buyer for payment of the Merger
          Consideration in respect of his Shares.
          Notwithstanding the foregoing, neither Buyer nor the Surviving Corporation shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of the Buyer free and clear of any claims or interest of any Person previously entitled thereto; provided, however, that nothing herein shall limit the obligations of the Buyer under
          Section 1.4(b).

               SECTION 1.5  Dissenting Shares.
          Notwithstanding Section 1.3, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the GBCC shall not be converted into a right to receive the Merger
          Consideration, but shall be converted into the right to receive such consideration as may be determined to be due in respect of such dissenting Shares pursuant to Article 13 of the GBCC; provided, however, that if the holder of such dissenting Shares shall have failed to perfect or shall have waived, rescinded or otherwise lost (in each such instance, to the reasonable satisfaction of the Surviving
          Corporation) its status as a "dissenting shareholder" pursuant to Article 13 of the GBCC, then such holder of dissenting Shares shall forfeit the right to dissent from the Merger and such Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration.
          The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The
          Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

             SECTION 1.6  Stock Options.  Buyer and the
          Company shall take all steps reasonably necessary such that, pursuant to Section 7.1 of the Company's 1988 Long-Term Incentive Plan (the "Incentive Plan"), the Company shall give written notice to the holders of all options ("Options") granted under the Incentive Plan that are outstanding on the date hereof that (a) such Options shall be exercisable in full on a date that is at least thirty days prior to the date on which the Effective Time is expected to occur, and (b) that all Options that are not exercised during such thirty-day period will terminate. In addition, the written notice to each such holder shall include an offer by Buyer to pay for the cancellation of such holder's Options an amount in cash determined by multiplying (1) the excess, if any, of the Merger Consideration over the applicable exercise price per share of the Option by (2) the number of Shares such holder could have purchased had such holder exercised such Option in full immediately prior to the Effective Time, and each such Option shall thereafter be canceled.

                          ARTICLE II
                  THE SURVIVING CORPORATION

               SECTION 2.1  Articles of Incorporation.
          The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving
          Corporation until amended in accordance with applicable Law.

               SECTION 2.2  Bylaws.  The bylaws of the
          Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

               SECTION 2.3  Directors and Officers.  From
          and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective
          Time shall be the directors of the Surviving
          Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                         ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Buyer that:

               SECTION 3.1  Corporate Existence and Power.
          The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Georgia, and has all corporate powers and approvals required to carry on its business as now conducted.

               SECTION 3.2  Corporate Authorization.  The
          execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's shareholders in connection with the consummation of the Merger, this Agreement will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

               SECTION 3.3  Governmental Authorization.
          The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the GBCC; and (ii) compliance with applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

               SECTION 3.4  Non-Contravention.  The
          execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of the Company, or (ii) assuming compliance with the matters referred to in
          Section 3.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or any Company Subsidiary.

            SECTION 3.5  Capitalization.  The authorized
          capital stock of the Company consists of 20,000,000 authorized shares of Company Common Stock and 1,000,000 authorized shares of Preferred Stock.
          As of March 31, 1997, (a) 14,982,292 shares of
          Company Common Stock were issued and
          outstanding, (b) 358,479 shares of Company
          Common Stock were held in the treasury of the Company, and (c) 151,422 shares of Company
          Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the Incentive Plan. As of March 31, 1997, (a) no shares of Preferred Stock were issued and outstanding, and (b) no shares of Preferred Stock were held in the treasury of the Company. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since
          March 31, 1997, resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company,
          (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

               SECTION 3.6  Company Subsidiaries.  All of
          the outstanding capital stock of, or other ownership interests in, each Company Subsidiary owned by the Company is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).
          There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, and (ii) options or other rights to acquire from the Company or, to the knowledge of the Company, any Company Subsidiary, and no other obligation of the Company or, to the knowledge of the Company, any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Company Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or, to the knowledge of the Company, any Company
          Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

               SECTION 3.7  SEC Filings.  The Company has
          delivered to Buyer (i) the Annual Report on Form
          10-K for its fiscal year ended June 29, 1996
          (the "Company 10-K"), (ii) its proxy or
          information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since October
          23, 1996, and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since June 29,
          1996.

               SECTION 3.8  Financial Statements.  The
          audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company 10-K and in the Quarterly Reports on Form 10-Q filed for quarterly periods of fiscal year 1997 (the "Company 10Qs") fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and their consolidated statements of operations and of cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

            SECTION 3.9  Disclosure Documents.  (a) Each
          document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company
          Disclosure Documents"), including, without limitation, the proxy statement of the Company (the "Company
          Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

           (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time such shareholders vote on adoption of this Agreement, and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this
          Section 3.9(b) will not apply to statements or omissions included in any Company Disclosure Documents (including, without limitation, the Company Proxy Statement) based upon information furnished to the Company in writing by Buyer specifically for use therein.

               SECTION 3.10  Finders' and Bankers' Fees.
          Except for The Robinson-Humphrey Company, Inc.
          ("R-H"), a copy of whose engagement agreement has been provided to Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company, the Special Committee or any Company Subsidiary who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                          ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to the Company that:

               SECTION 4.1  Corporate Existence and Power.
          Each of Gold Kist, Agri and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Subsidiary has not engaged in any material activities other than in connection with or as contemplated by this Agreement.

             SECTION 4.2  Corporate Authorization.  The
          execution, delivery and performance by Gold Kist, Agri and Merger Subsidiary of this Agreement and the consummation by Gold Kist, Agri and Merger
          Subsidiary of the transactions contemplated hereby are within the corporate powers of Gold
          Kist, Agri and Merger Subsidiary and, upon approval and adoption of this Agreement by the respective Board of Directors of each such corporation, will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Gold
          Kist, Agri and Merger Subsidiary.

               SECTION 4.3  Governmental Authorization.
          The execution, delivery and performance by Gold
          Kist, Agri and Merger Subsidiary of this
          Agreement and the consummation by Gold Kist, Agri and Merger Subsidiary of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the GBCC and (ii) compliance with any applicable requirements of the Exchange Act.

               SECTION 4.4  Non-Contravention.  The
          execution, delivery and performance by Gold
          Kist, Agri and Merger Subsidiary of this
          Agreement and the consummation by Gold Kist, Agri and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of Gold Kist, Agri or Merger Subsidiary, or (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with any material provision of Law or Order binding upon or applicable to Gold Kist, Agri or Merger
          Subsidiary.

               SECTION 4.5  Disclosure Documents.  The
          information with respect to Buyer and its Affiliates that Buyer furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time the shareholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

           SECTION 4.6  Finders' and Bankers' Fees.  There
          is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Company or any of the Company Subsidiaries if the transactions contemplated by this Agreement are not consummated.

                          ARTICLE V
                    COVENANTS OF THE COMPANY

               The Company agrees that:

               SECTION 5.1  Conduct of the Company.  From
          the date hereof until the Effective Time, the Company and the Company Subsidiaries shall conduct their business in the ordinary course consistent with past practice and (except for acts in connection with the Merger) shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees.
          Without limiting the generality of the
          foregoing, from the date hereof until the Effective Time, without the consent of Buyer:

           (a) the Company will not adopt or propose any change in its articles of incorporation or bylaws;

           (b) the Company will not, and will not permit any Company Subsidiary to, acquire, whether by purchase of equity securities, merger or consolidation, any other Person or acquire a material amount of assets of any other Person except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course consistent with the past practice;

           (c) the Company will not, and will not permit any Company Subsidiary to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

               (d)  except as otherwise contemplated
          herein, the Company will not, and will not permit any Company Subsidiary to, agree or commit to do any of the foregoing;

               (e)  the Company will not authorize for
          issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents
          (including, without limitation, any stock options or stock appreciation rights), except as required by outstanding options or stock appreciation rights under the Incentive Plan as in effect as of the date hereof, or amend any of the terms of any such securities, options or rights outstanding as of the date hereof, except as specifically contemplated by this Agreement;

               (f)  the Company will not split, combine or
          reclassify shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than regular quarterly dividends of not more than $.01 per share on Company Common Stock declared and paid on dates consistent with past practice), or redeem or otherwise acquire any of its securities or any securities of the Company Subsidiaries; and

           (g) the Company will not, and will not permit any Company Subsidiary to, except as may be required by Law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer of employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units).

               SECTION 5.2  Shareholder Meeting; Proxy
          Material. The Company shall cause a meeting of its shareholders (the "Company Shareholder
          Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The directors of the Company, acting in part on the unanimous recommendation of the Special Committee, shall, subject to their fiduciary duties after consultation with counsel, recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, but subject to the terms hereof, the Company (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy
          Statement and all other proxy materials for such meeting, and will prepare and file the Schedule
          13E-3 Transaction Statement required pursuant to
          Section 13(e) of the Exchange Act (the "Schedule
          13E-3"), (ii) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

               SECTION 5.3  Access to Information.  From
          the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Company Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, financial advisors and auditors to cooperate with Buyer in its investigation of the business of the Company and the Company Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Buyer hereunder.

               SECTION 5.4  Other Potential Bidders.  The
          Company shall, directly or indirectly, furnish information and access, in each case in response to unsolicited requests therefor, received prior to or after the date of this Agreement, to the same extent permitted by Section 5.3 hereof, to any Person pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with any such Person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Company
          Subsidiary or division of the Company (any such transaction being referred to herein as a "Competing Transaction"), if the Special
          Committee determines that such action is necessary in light of its fiduciary obligations to the Company's shareholders after consultation with counsel. In addition, the Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person.
          Except as set forth above, the Company shall not solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Buyer) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Company Subsidiary or division of the Company.

            SECTION 5.5  Notices of Certain Events.  The
          Company shall promptly notify Buyer of:

               (i)  any notice or other communication from
          any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
          and

               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                             ARTICLE VI
                         COVENANTS OF BUYER

               Buyer agrees that:

               SECTION 6.1  Voting of Shares.  In any vote
          of the Company's shareholders with respect to this Agreement and the transactions contemplated hereby, Agri shall, and Gold Kist shall cause
          Agri to, vote or cause to be voted all of the Shares then outstanding and beneficially owned by Agri in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

               SECTION 6.2  Director and Officer
          Liability. For six years from and after the Effective Time, Buyer will or will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company and the Company
          Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time to the extent provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be available to the extent permitted by applicable Law. For such six years after the Effective Time, Buyer will or will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that if such coverage is not obtainable at a cost less than or equal to three times the amount per annum the Company paid in its last full fiscal year, Buyer shall or shall cause the Surviving Corporation to purchase such lesser amount of coverage, on terms as similar in coverage as practicable to such coverage in effect on the date hereof, as may be obtained having a per annum cost not to exceed three times the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Buyer.

           SECTION 6.3  Notices of Certain Events.  Buyer
          shall promptly notify the Company of:

               (i)  any notice or other communication from
          any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
          and

               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

               SECTION 6.4  Split Dollar Life Insurance.
          The parties acknowledge that, pursuant to the Split Dollar Plan, each of the following directors of the Company has entered into a Split Dollar Life Insurance Agreement with Gold
          Kist (each a "Split Dollar Agreement"), and it is possible that such director may not, in the discretion of Gold Kist and such director, continue as a director of the Company after the Effective Time:
                              H.R. Holding
                              J.H. Levergood
                              J.W. McIntyre
                              W.W. Gaston
                              D.W. Sands

          Gold Kist agrees that, at or before the
          Effective Time, it shall execute and deliver to each director listed immediately above an amendment to such director's Split Dollar
          Agreement providing that, consistent with Gold
          Kist's discretion referenced in Section 6(a)(3) of each Split Dollar Agreement, Gold Kist will continue such Split Dollar Agreement for the time period specified in Item 4, Schedule A of such Split Dollar Agreement, regardless of whether such director continues to be a director of the Company or any other Affiliate of Gold
          Kist for such time period.


                         ARTICLE VII
               COVENANTS OF BUYER AND THE COMPANY

               The parties hereto agree that:

               SECTION 7.1  Best Efforts.  Subject to the
          terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

               SECTION 7.2  Certain Filings.  The Company
          and Buyer shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

               SECTION 7.3  Public Announcements.  Buyer
          and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

               SECTION 7.4  Further Assurances.  At and
          after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger
          Subsidiary, any deeds, bills of sale,
          assignments or assurances and to take and do, in the name and on behalf of the Company or Merger
          Subsidiary, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving
          Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                           ARTICLE VIII
                     CONDITIONS TO THE MERGER

               SECTION 8.1  Conditions to the Obligations
          of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

               (a)  this Agreement and the Merger shall
          have been approved and adopted by the Board of Directors of Gold Kist;

               (b) this Agreement and the Merger shall have been approved and adopted by a majority of all shares of the Company Common Stock entitled to vote thereon, in accordance with Section 14-2-1103 of the GBCC, and by a majority of the shares of the Company Common Stock entitled to vote thereon held by the Public Shareholders, in accordance with the conflicting interest "safe harbor" provided by Section 14-2863 of the GBCC;

               (c)  no Governmental Authority shall have
          enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

               (d) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Merger shall have been obtained, other than the filing of the requisite articles or certificate of merger with the Secretary of State of Georgia; and

               (e)  at the time of mailing of the Company
          Proxy Statement, at the time of the Company
          Shareholder Meeting and at the Effective Time, R-
          H shall have reaffirmed in writing the fairness opinion previously prepared and delivered by it to the Special Committee and R-H shall not have withdrawn such opinion; and

               (f)  there shall be no action, suit,
          investigation or proceeding pending against, or to the knowledge of the Company or Buyer, threatened against or affecting, the Company, Buyer or any of their respective officers or directors, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

               SECTION 8.2  Additional Conditions to the
          Obligations of Buyer and Merger Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable
          Law:

            (a)  the Company shall have performed in all
          material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct in all respects, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse
          Effect, at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Buyer shall have received a certificate signed by the principal financial officer of the Company to the foregoing effect;

             (b)  no Material Adverse Effect shall have
          occurred;

             (c)  Buyer shall have received or be
          satisfied that it will receive all consents and approvals contemplated by Section 3.3 and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect;

               (d)  Buyer shall have received all
          documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into this Agreement, all in form and substance reasonably satisfactory to Buyer; and

               (e)  at the time of mailing of the Company
          Proxy Statement, at the time of the Company
          Shareholder Meeting and at the Effective Time,
          SunTrust Capital Markets, Inc., financial adviser to Buyer, shall have reaffirmed in writing the fairness opinion previously prepared and delivered by it to the Board of Directors of Buyer and SunTrust Capital Markets, Inc. shall not have withdrawn such opinion.

              SECTION 8.3  Additional Conditions to the
          Obligations of the Company. The obligations of the Company to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by the Company to the extent permitted by applicable Law:

               (a)  Buyer and Merger Subsidiary shall have
          performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective
          Time, the representations and warranties of Buyer contained in this Agreement and in any certificate delivered by Buyer or Merger
          Subsidiary pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate signed by the President or any Vice President of each of Buyer and Merger Subsidiary to the foregoing effect;

               (b)  the Company shall have received all
          documents it may reasonably request relating to the existence of Buyer or Merger Subsidiary and the authority of Buyer or Merger Subsidiary to enter into this Agreement, all in form and substance reasonably satisfactory to the
          Company; and

               (c)  this Agreement and the Merger shall
          have been approved and adopted by the Board of Directors of each of Agri and Merger Subsidiary.

                           ARTICLE IX
                           TERMINATION

               SECTION 9.1  Termination.  This Agreement
          may be terminated and the Merger may be
          abandoned at any time prior to the Effective
          Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

            (a) by mutual written consent of the Company and Buyer;

               (b)  by either the Company or Buyer, if the
          Merger has not been consummated by September 30, 1997;

               (c)  by either the Company or Buyer, if
          there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any Order enjoining Buyer or the Company from consummating the Merger is entered and such Order shall become final and nonappealable;

             (d)  by either the Company or Buyer if this
          Agreement and the Merger shall fail to be approved and adopted by the shareholders of the Company at the Company Shareholder Meeting called for such purpose, as set forth in Section 8.1(b) above;

               (e)  by Buyer or the Company (such
          determination to be made on behalf of the Company by the Special Committee in its sole discretion), if, consistent with the terms of this Agreement, the Board of Directors of the Company or the Special Committee withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Buyer or Merger Subsidiary or shall have resolved to do any of the foregoing or the Board of Directors of the Company or the Special
          Committee shall have recommended to the
          shareholders of the Company any Competing
          Transaction or resolved to do so.

               SECTION 9.2  Effect of Termination.  If
          this Agreement is terminated pursuant to Section
          9.1, this Agreement shall become void and of no
          effect with no liability on the part of any
          party hereto, except that the agreements
          contained in Section     10.5 shall survive the
          termination hereof; provided,
          however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

                           ARTICLE X
                         MISCELLANEOUS

               SECTION 10.1  Definitions.  As used herein,
          the following terms have the following
          respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                    "Affiliate" means, with respect to a
          Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

                    "Agreement" means this Agreement and
          Plan of Merger, as the same may be supplemented, modified or amended from time to time.

                    "Company Subsidiaries" means GP
          Finance Corporation, a Delaware corporation, and Carolina Golden Products Company, a Georgia general partnership.

                    "Expenses" means all reasonable out-of-
          pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants
          (which shall not include fees and expenses of officers or directors of Buyer and/or Affiliates thereof) and commitment fees and other financing fees and expenses) incurred by Buyer, Merger
          Subsidiary or the Company or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Company Proxy Statement and Schedule 13E-3, the solicitation of the shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                    "GAAP" means United States generally
          accepted accounting principles consistently applied.

                    "Governmental Authority" means any
          federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

                    "Law" means any code, law, ordinance,
          regulation, rule or statute of any Governmental
          Authority.

                    "Lien" means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind.

                    "Material Adverse Effect" means any
          matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise) or results of operations of the Company and the Company
          Subsidiaries considered as a whole.

                    "Order" shall mean any administrative
          decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental
          Authority.

                    "Person" means an individual, a
          corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                    "Split Dollar Plan" means the Gold
          Kist Inc. Split Dollar Life Insurance Plan effective March 1, 1995, which permits Gold
          Kist, and the Company as a permitted affiliate of Gold Kist, to assist certain directors and officers of Gold Kist and its affiliates in providing death benefits for their beneficiaries.

                    "Surviving Corporation" means the
          Company as the surviving corporation resulting from the Merger.

                    The following terms are defined in the
          following Sections of this Agreement:

            Term                            Section
            "Agri"                          Opening Paragraph
            "Buyer"                         Opening Paragraph
            "Company"                       Opening Paragraph
            "Company Common Stock"          Recital A
            "Company Disclosure Documents"  3.9(a)
            "Company Proxy Statement"       3.9(a)
            "Company Securities"            3.5
            "Company Shareholder Meeting"   5.2
            "Company 10-K"                  3.7(a)
            "Company 10-Qs"                 3.8
            "Competing Transaction"         5.4
            "Exchange Act"                  3.3
            "Exchange Agent"                1.4(a)
            "Effective Time"                1.2(b)
            "GBCC"                          Recital E
            "GCMA"                          Recital E
            "Gold Kist"                     Opening Paragraph
            "Incentive Plan"                1.6
            "Merger"                        Recital E
            "Merger Consideration"          1.3(a)
            "Merger Subsidiary"             Opening Paragraph
            "Preferred Stock"               Recital A
            "Public Shareholders"           Recital C
            "R-H"                           3.11
            "Schedule 13E-3"                5.2
            "SEC"                           3.7(a)
            "Share"                         1.3(a)
            "Special Committee"             Recital C
            "Split Dollar Agreement"        6.4
            "Subsidiary Securities"         3.6

              SECTION 10.2  Notices.  Unless otherwise
          specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, sent by overnight courier service, or sent by telecopy with a confirming copy sent by United States first-class mail, each with any postage or delivery charge prepaid. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as follows:

          If to the Company:  Golden Poultry Company, Inc.
               c/o John W. McIntyre
               Suite 100
               7 Piedmont Center
               Atlanta, Georgia  30305
               Telephone: 404-816-5206
               Telecopy: 404-816-3537

          With a copy (which shall    Sutherland, Asbill & Brennan, L.L.P.
          not constitute notice) to:  999 Peachtree Street, N.E.
                                      Atlanta, Georgia  30309
                                      Attn: Thomas C. Herman
                                      Telephone: 404-853-8000
                                      Telecopy: 404-853-8806

          If to Buyer or Merger:      Gold Kist Inc.
          Subsidiary:                 244 Perimeter Center Parkway, N.E.
                                      Atlanta, Georgia 30346
                                      Attn:  Jack L. Lawing
                                      Telephone: 770-393-5314
                                      Telecopy: 770-393-5421

          With a copy (which shall    Alston & Bird LLP
          not constitute notice) to:  1201 West Peachtree Street
                                      Atlanta, Georgia 30309
                                      Attn: B. Harvey Hill, Jr.
                                      Telephone: 404-881-7446
                                      Telecopy: 404-881-7777

          Any notice provided hereunder shall be deemed to have been given on the date delivered in person, or on the next business day after deposit with an overnight courier service, or on the date received by telecopy transmissions.

               SECTION 10.3  No Survival of
          Representations and Warranties.  The
          representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

               SECTION 10.4  Amendments; No Waivers.  (a)
          Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any such amendment and any such waiver by the Company shall have been approved by the Board of Directors of the Company, acting on the recommendation of the Special Committee; and provided, further, that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

               (b)  No failure or delay by any party in
          exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 10.5  Fees and Expenses.  Except as
          otherwise provided in this Section, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such Expense, provided that, if the Merger is not consummated, all printing expenses and filing fees associated with the preparation and distribution of the Company Proxy Statement shall be divided equally between Buyer and the Company.

             SECTION 10.6  Successors and Assigns.  The
          provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Buyer of its obligations under this Agreement or prejudice the rights of shareholders to receive the Merger Consideration for Shares properly surrendered in accordance with Section 1.4. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns.

               SECTION 10.7  Governing Law.  Regardless of
          the place or places where this Agreement may be executed, delivered or consummated, this
          Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

              SECTION 10.8  Severability.  Any term or
          provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               SECTION 10.9  Captions.  The captions
          contained in this Agreement are for reference purposes only and are not part of this Agreement.

               SECTION 10.10  Interpretations.  Neither
          this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman.
          The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

               SECTION 10.11  Counterparts; Effectiveness.
          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This
          Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                GOLDEN POULTRY COMPANY, INC.
          Attest:

          /s/ Jack L. Lawing     By:  /s/ John W. McIntyre
          Secretary
                                 Name: John W. McIntyre

                                 Title: Chairman, Negotiating Committee
                                        of the Board of Directors

                                 GOLD KIST INC.
          Attest:

          /s/ Jack L. Lawing     By: /s/ John Bekkers
          Secretary
                                 Name: John Bekkers

                                 Title: President/Chief Operating Officer

                                 AGRI INTERNATIONAL, INC.
          Attest:

          /s/ Jack L. Lawing     By: /s/ John Bekkers
          Secretary
                                 Name: John Bekkers

                                 Title: President

                                 GOLDEN POULTRY ACQUISITION
                                 CORP.

          Attest:
                                 By: /s/ Kenneth N. Whitmire
          /s/ Jack L. Lawing
          Secretary              Name: Kenneth N. Whitmire

                                 Title: Director